                                 Exhibit (h)(35)

          Supplement to Funds Trading Agreement dated February 22, 2001 to Funds Trading Agreement dated as of August 21, 2000 between Fidelity
   Investments Institutional Operations Company, Inc., One Group Mutual Funds
                  and Banc One Investment Advisors Corporation

                                  SUPPLEMENT TO
                             FUNDS TRADING AGREEMENT

This SUPPLEMENT dated February 22, 2001, serves to supplement the FUNDS TRADING AGREEMENT (the "Agreement") between ONE GROUP MUTUAL FUNDS ("One Group"), BANC ONE INVESTMENT ADVISORS CORPORATION ("BOIA") and FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC. ("FIIOC") dated August 21, 2000. Terms used in this Supplement and not defined herein are used with the meanings given them in the Agreement.

WHEREAS: One Group has requested that Bank One Trust Company, N.A. ("BOTC") be added as a party to the Agreement;

WHEREAS: BOTC and Fidelity Investment Institutional Services Company, Inc., an affiliate of FIIOC have entered into an arrangement where plans are offered Fidelity recordkeeping services and a mix of fund offerings currently under the program name "Pathways to Retirement with Bank One(SM) and Fidelity Investments(R)(SM)" (the "Program").

WHEREAS: The parties desire to amend certain provisions the Agreement; and

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in The Agreement and hereinafter, the parties hereto hereby agree as follows:

1.   BOTC shall become a party to the Agreement.

2. The following new paragraph 8A is added to the Agreement immediately following paragraph 8:

  "8A.Representations of BOIA and BOTC. Each of B0IA and BOTC, represents and warrants, individually and severally that:

     (a) it -has full power and authority to enter into and perform its obligations under this Agreement;

     (b) it will promptly notify FIIOC in the event that (i) it is acquired by another firm or (ii) it is for any reason unable to perform any of its obligations under this Agreement. Such notice shall be supplied ninety (90) days prior to the effective date of either event."

3. The first sentence of Section 18 of the Agreement is revised to read as follows:

  "18. Termination of Agreement. This Agreement may be terminated at any time by either One Group or FIIOC upon ninety (90) days written notice to the other parties. Neither BOIA nor BOTA shall have any nights of termination under the Agreement."

4. The last paragraph of Exhibit D to the Agreement is hereby revised to read as follows:

  "In connection with the payment of Service Fees for the Program, One Group shall pay a portion of the Service Fee equivalent to the lesser of either 20 Basis Points per annum of the average aggregate amount invested in the Funds through the Plans participating in the Program each calendar month or $18.00 (eighteen dollars) per account annually, whichever is lesser. Any portion of the Service Fee in excess of the equivalent of this amount shall be paid by BOTC.

  In connection with the payment of Service Fees other than for the Program, One Group shall pay a portion of the Service Fee equivalent to the maximum of either 15 Basis Points per annum of the average aggregate amount invested in the Funds through the Plans not participating in the Program each calendar month or $18.00 (eighteen dollars) per account annually, whichever is lesser. Any portion of the Service Fee in excess of the equivalent of this amount shall be paid by BOIA

  However, if BOIA or BOTC, for any reason fall to pay their respective portion of the Service Fee, One Group shall be responsible and liable to FIIOC for such payment."

5. Exhibit A is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

This Supplement is effective as the date of the Agreement. Except as expressly provided herein, all provisions of the Agreement remain in effect.

FIDELITY INVESTMENTS INSTITUTIONAL          ONE GROUP
OPERATIONS COMPANY, INC.                    MUTUAL FUNDS

By: /s/ Don Holborn                         By: /s/  Robert L. Young
    -------------------------------         ------------------------------------
EVP RBY  Don Holborn                         Robert L. Young, Treasurer
------------------------------------        ------------------------------------
Name and Title                              Name and Title


BANC ONE INVESTMENT                         BANK ONE TRUST
ADVISORS CORPORATION                        COMPANY

By: /s/ Mark A. Beeson                      By: /s/ James M. McLord, Jr.
    -------------------------------             --------------------------------
Mark A. Beeson Senior Managing Director     James M. McLord, Jr. Sen. Group Exec
---------------------------------------     ------------------------------------
Name and Title                              Name and Title

                                    EXHIBIT A

                                      FUNDS

NON-PROGRAM

Fund: One Group Bond Fund: Class A Shares
Cusip: 68231N776
Ticker Symbol: PGBOX

Fund: One Group International Equity Index Fund: Class A Shares
Cusip: 681937561
Ticker Symbol: OEIAX

Fund: One Group Mid Cap Growth Fund: Class A Shares
Cusip:  681937728
Ticker Symbol: OSGIX

PROGRAM

Fund: One Group Prime Money Market Fund: Class A
Cusip:  681937504
Ticker Symbol: HPIXX

Fund: One Group U.S. Treasury Securities Money Market Fund: Class A
Cusip:  681937207
Ticker Symbol: HTIXX

Fund: One Group High Yield Bond Fund: Class A Shares
Cusip:  68231N107
Ticker Symbol: OHYAX

Fund: One Group Income Bond Fund: Class A Shares
Cusip:  681937652
Ticker Symbol: ONIAX

Fund: One Group Bond Fund: Class A Shares
Cusip:  68231N776
Ticker Symbol: PGBOX

Fund: One Group Government Bond Fund: Class A Shares
Cusip:  681937330
Ticker Symbol: OGGAX
Fund: One Group Intermediate Bond Fund: Class A Shares
Cusip:  681937264

Ticker Symbol: OGBAX

Fund: One Group Short-Term Bond Fund: Class A Shares
Cusip: 681937629
Ticker Symbol: OGLVX

Fund: One Group Investor Growth Fund: Class A Shares
Cusip: 681939674
Ticker Symbol: ONGAX

Fund: One Group Investor Growth & Income Fund: Class A Shares
Cusip: 681939617
Ticker Symbol: ONGIX

Fund: One Group Investor Balanced Fund: Class A Shares
Cusip: 681939575
Ticker Symbol: OGIAX

Fund: One Group Investor Conservative Growth Fund: Class A Shares
Cusip: 681939641
Ticker Symbol: OICAX

Fund: One Group Diversified International Fund: Class A Shares
Cusip: 68231N867
Ticker Symbol: PGIEX

Fund: One Group International Equity Index Fund: Class A Shares
Cusip: 681937561
Ticker Symbol: OEIAX

Fund: One Group Small Cap Growth Fund: Class A Shares
Cusip: 681939849
Ticker Symbol: PGSGX

Fund: One Group Small Cap Value Fund: Class A Shares
Cusip: 68231N305
Ticker Symbol: PSOAX

Fund: One Group Mid Cap Growth Fund: Class A Shares
Cusip: 681937728
Ticker Symbol: OSGIX

Fund: One Group Mid Cap Value Fund: Class A Shares
Cusip: 681937751
Ticker Symbol: OGDIX

Fund: One Group Market Expansion Index Fund: Class A Shares
Cusip: 68231N826
Ticker Symbol: N/A

Fund: One Group Large Cap Growth Fund: Class A Shares
Cusip: 681937249
Ticker Symbol: OLGAX

Fund: One Group Large Cap Value Fund: Class A Shares
Cusip: 681937876
Ticker Symbol: OLVAX

Fund: One Group Diversified Equity Fund: Class A Shares
Cusip: 681939815
Ticker Symbol: PAVGX

Fund: One Group Equity Index Fund: Class A Shares
Cusip: 681937827
Ticker Symbol: OGEAX

Fund: One Group Equity Income Fund: Class A Shares
Cusip: 681937785
Ticker Symbol: OIEIX

Fund: One Group Balanced Fund: Class A Shares
Cusip: 681937470
Ticker Symbol: OGASX

Fund: One Group Diversified Mid Cap Fund: Class A Shares
Cusip: 68231N875
Ticker Symbol: WOOPX

Fund: One Group Mortgage-Backed Securities Fund: Class A Shares
Cusip: 68231NI72
Ticker Symbol: OMBIX

Fund: One Group Technology Fund: Class A Shares
Cusip: 68231N230
Ticker Symbol: N/A

Fund: One Group Ultra Short Term Bond Fund: Class A Shares
Cusip: 681937322
Ticker Symbol: HLGFX

Fund: One Group Balanced Fund: Class I Shares
Cusip: 681937488
Ticker Symbol: HLBAX

Fund: One Group Bond Fund: Class I Shares
Cusip: 68231N743
Ticker Symbol: WOBDX

Fund: One Group Diversified Equity Fund: Class I Shares
Cusip: 681939781
Ticker Symbol: OGVFX

Fund: One Group Diversified International Fund: Class I Shares
Cusip: 68231N834
Ticker Symbol: WOIEX

Fund: One Group Diversified Mid Cap Fund: Class I Shares
Cusip: 68231N875
Ticker Symbol: WOOPX

Fund: One Group Equity Income Fund: Class I Shares
Cusip: 681937793
Ticker Symbol: HLIEX

Fund: One Group Equity Index Fund: Class I Shares
Cusip: 681937835
Ticker Symbol: HLEIX

Fund: One Group Government Bond Fund: Class I Shares
Cusip: 681937348
Ticker Symbol: HLGAX

Fund: One Group High Yield Fund Bond Fund: Class I Shares
Cusip: 68231N131
Ticker Symbol: OHYFX

Fund: One Group Income Bond Fund: Class I Shares
Cusip: 681937660
Ticker Symbol: HLIPX

Fund: One Group Intermediate Bond Fund: Class I Shares
Cusip: 681937272
Ticker Symbol: SEIFX

Fund: One Group International Equity Index Fund: Class I Shares
Cusip: 681937579
Ticker Symbol: OIEAX

Fund: One Group Investor Balanced Fund: Class I Shares
Cusip: 681939559
Ticker Symbol: OIBFX

Fund: One Group Investor Conservative Growth Fund: Class I Shares
Cusip: 681939625
Ticker Symbol: ONCFX

Fund: One Group Investor Growth & Income Fund: Class I Shares
Cusip: 681939583
Ticker Symbol: ONGFX

Fund: One Group Investor Growth Fund: Class I Shares
Cusip: 681939658
Ticker Symbol: ONIFX

Fund: One Group Large Cap Growth Fund: Class I Shares
Cusip: 681937256
Ticker Symbol: SEEGX

Fund: One Group Large Cap Value Fund: Class I Shares
Cusip: 681937884
Ticker Symbol: HLQVX

Fund: One Group Market Expansion Index Fund: Class I Shares
Cusip: 68231N784
Ticker Symbol: PGMIX

Fund: One Group Mid Cap Growth Fund: Class I Shares
Cusip: 681937736
Ticker Symbol: HLGEX

Fund: One Group Mid Cap Value Fund: Class I Shares
Cusip: 681937769
Ticker Symbol: HLDEX

Fund: One Group Mortgage-Backed Securities Fund: Class I Shares
Cusip: 68231N172
Ticker Symbol: OMBIX

Fund: One Group Prime Money Market Fund: Class I Shares
Cusip: 681937405
Ticker Symbol: HLPXX

Fund: One Group Short-Term Bond Fund: Class I Shares
Cusip: 681937637
Ticker Symbol: HLLVX

Fund: One Group Small Cap Growth Fund: Class I Shares
Cusip: 681939823
Ticker Symbol: OGGFX

Fund: One Group Small Cap Value Fund: Class I Shares
Cusip: 68231N602
Ticker Symbol: PSOPX

Fund: One Group Technology Fund: Class I Shares
Cusip: 68231N230
Ticker Symbol: N/A

Fund: One Group U.S. Treasury Securities Money Market Fund: Class I Shares
Cusip: 681937108
Ticker Symbol: HGOXX

Fund: One Group Ultra Short Term Bond Fund: Class I Shares
Cusip: 681937322
Ticker Symbol: HLGFX